EXHIBIT 10.55

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Walter C. Rakowich (the “Executive”) and Prologis (formerly known as “ProLogis”), a Maryland real estate investment trust (“Prologis”), were parties to that certain Employment Agreement effective as of January 1, 2012 (the “Agreement”);

WHEREAS, the obligations of Prologis under the Agreement were assumed by Prologis, Inc., a Maryland corporation (the “Company”), in connection with the transactions contemplated by that certain Agreement and Plan of Merger by and among AMB Property Corporation, AMB Property, L.P, ProLogis, New Pumpkin Inc., Upper Pumpkin LLC and Pumpkin LLC dated as of January 30, 2011;

WHEREAS, the Executive will retire from employment with the Company and its affiliates effective as of December 31, 2012; and

WHEREAS, the parties have agreed to certain amendments to the Agreement in connection with the Executive’s retirement;

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereto covenant and agree that the Agreement shall be amended effective as of December 6, 2012 (the “Amendment Effective Date”) in the following particulars:

1. By amending subsection 4(e) of Appendix B of the Agreement to read as follows:

“(e) To the extent that any incentive awards were awarded for periods prior to 2012 and are not vested or have not been paid or settled as of the Date of Termination, such awards shall be vested from and after the Date of Termination, without regard to the expiration of the Agreement Term, the fact that his Date of Termination occurs prior to the end of the performance period or the fact that his Date of Termination occurs prior to the date on which such awards are otherwise paid to other employees of the Company. Any payments relating to or settlement of such incentive awards shall be paid on December 31, 2012 provided that the Release Requirements (as defined below) are satisfied as of such date. All award agreements evidencing such incentive awards are hereby deemed to be amended hereby to be consistent with the foregoing provisions of this subsection 4(e).”

2. By amending the first paragraph of Section 4 of Appendix B of the Agreement immediately following subsection 4(e) thereof to read as follows:

“Except as provided in subsection 4(b) (relating to continuation of Post-Termination Coverage at the Executive’s expense during the 60-day period following the Date of Termination), subsection 4(d) (relating to Executive’s Incentive Award), or subsection 4(e) (relating to payment or settlement of certain incentive awards), payments to be made and benefits to be provided to the Executive pursuant to this Section 4 shall be provided or shall commence on the Payment Date provided that, as of the 45th day after the Executive’s Date of Termination, the Release Requirements are satisfied. In any event, if the Release Requirements are not satisfied as of the 45th date after the Executive’s Date of Termination (or, in the case of the Incentive Award to be made in accordance with subsection 4(d), the date on which the Incentive Award is to be made or, with respect to payments and benefits set forth in subsection 4(e), the date on which such payments or benefits are to be paid or settled as described in subsection 4(e)), the Executive shall not be entitled to any payments or benefits under this Section 4 which are subject to the applicable Release Requirements.”

3. By amending the Agreement and General Release set forth as Exhibit A to the Agreement in the form of Exhibit A attached hereto (which form shall not apply with respect to the provisions of subsection 4(e) hereof) and to provide for a separate Agreement and General Release in the form of Exhibit B attached hereto which will be applicable solely with respect to the provisions of subsection 4(e) of the Agreement.

IN WITNESS WHEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, as of the Amendment Effective Date.

PROLOGIS, INC.

By:	/s/ Nancy J. Hemmenway
Its:	Chief Human Resources Officer

EXECUTIVE

/s/ Walter C. Rakowich

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EXHIBIT A

AGREEMENT AND GENERAL RELEASE

THIS AGREEMENT AND GENERAL RELEASE (this “Agreement” or this “Release”) is made and entered into as of this             day of             ,             , by and between Prologis, Inc. “Prologis”), and Walter C. Rakowich (the “Executive”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Termination of Employment. Prologis and the Executive agree that the Executive’s employment with Prologis will cease, effective on                    , 2012, which shall be referred to herein as the “Date of Termination.” The Executive’s participation in all Prologis benefit plans will cease on the Date of Termination, except as otherwise expressly provided in the Employment Agreement, dated January 30, 2011 and effective as of January 1, 2012, between Prologis and the Executive (the “Employment Agreement”), or as otherwise specifically provided under the applicable plan. In addition, the Executive’s current Prologis email and telephone accounts will remain active and useable by the Executive until one year after the Date of Termination. The Executive further agrees that he will not hereafter seek reinstatement, recall or reemployment with Prologis.

2. Severance Payments and Benefits. The Executive shall receive the severance payments and benefits to which he is entitled pursuant to the Employment Agreement in accordance with the terms and subject to the conditions thereof, which are summarized on the Schedule attached hereto.

3. General Release. In consideration of the payments to be made by Prologis to the Executive in Paragraph 2 above, the Executive, with full understanding of the contents and legal effect of this Release and having the right and opportunity to consult with his counsel, releases and discharges Prologis, its officers, directors, board members, supervisors, managers, employees, agents, representatives, attorneys, divisions, subsidiaries and affiliates, and all related entities of any kind or nature, and its and their predecessors, successors, heirs, executors, administrators, and assigns (collectively, the “Prologis Released Parties”) from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that he ever had or now has, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy. Without limiting the generality of the foregoing, it being the intention of the parties to make this Release as broad and as general as the law permits, this Release specifically includes any and all subject matters and claims arising from any alleged violation by the Prologis Released Parties under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. § 1981); the Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended

(“ERISA”); the Colorado Anti-Discrimination Act, and other similar state or local laws; the Americans with Disabilities Act; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act; Executive Order 11246; Executive Order 11141; and any other statutory claim, employment or other contract or implied contract claim or common law claim for wrongful discharge, breach of an implied covenant of good faith and fair dealing, defamation, or invasion of privacy arising out of or involving his employment with Prologis, the termination of his employment with Prologis, or involving any continuing effects of his employment with Prologis or termination of employment with Prologis. The Executive further acknowledges that he is aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging part at the time of execution of the release and discharge. The Executive hereby expressly waives, surrenders and agrees to forego any protection to which he would otherwise be entitled by virtue of the existence of any such statute in any jurisdiction including, but not limited to, the State of Colorado. The foregoing release and discharge under this Paragraph 3 to the contrary notwithstanding, the Executive does not release or discharge any Prologis Released Party respecting (i) the Executive’s rights to indemnification and coverage under applicable directors and officers liability insurance pursuant to Sections 8 and 9, respectively, of Appendix A to the Employment Agreement, as well as any rights to reimbursement or recovery of expenses pursuant to Section 7 of Appendix A to the Employment Agreement, (ii) all accrued and vested benefits under all employee pension and welfare benefit plans (within the meaning of sections 3(1) and 3(2)(A) of ERISA) in which the Executive participated immediately prior to the Date of Termination, (iii) such rights and benefits as may not be released pursuant to applicable law, or (iv) any rights to continuing payments, vesting or other consideration under Sections of Appendix B of the Employment Agreement.

4. Covenant Not to Sue. The Executive agrees not to bring, file, charge, claim, sue or cause, assist, or permit to be brought, filed, charged or claimed any action, cause of action, or proceeding regarding or in any way related to any of the claims described in Paragraph 3 hereof, and further agrees that his Release is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding. If any government agency or court assumes jurisdiction of any charge, complaint, or cause of action covered by this Release, the Executive will not seek and will not accept any personal equitable or monetary relief in connection with such investigation, civil action, suit or legal proceeding.

5. Severability. If any provision of this Release shall be found by a court to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Release, as the case may require, and this Release shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Release modify the Release so that, once modified, the Release will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

6. Waiver. A waiver by Prologis of a breach of any provision of this Release by the Executive shall not operate or be construed as a waiver or estoppel of any subsequent breach by the Executive. No waiver shall be valid unless in writing and signed by an authorized officer of Prologis.

7. Return of Prologis Materials. Except as otherwise expressly consented to by Prologis, the Executive represents that he has returned all Prologis property and all originals and all copies, including electronic and hard copy, of all documents, within his possession at the time of the execution of this Agreement, including but not limited to a laptop computer, keys and credit card. The Executive’s rolodex (or other tangible or electronic address book) and his cellular telephone number are the Executive’s personal property.

8. Representation. The Executive hereby agrees that this Release is given knowingly and voluntarily and acknowledges that:

(a) this Agreement is written in a manner understood by the Executive;

(b) this Release refers to and waives any and all rights or claims that he may have arising under the Age Discrimination in Employment Act, as amended;

(c) the Executive has not waived any rights arising after the date of this Agreement;

(d) the Executive has received valuable consideration in exchange for this Release in addition to amounts the Executive is already entitled to receive; and

(e) the Executive has been advised to consult with an attorney prior to executing this Agreement.

9. Consideration and Revocation. The Executive is receiving this Agreement on                     , and Executive shall be given twenty one (21) days from receipt of this Agreement to consider whether to sign the Agreement. The Executive agrees that changes or modifications to this Agreement do not restart or otherwise extend the above twenty-one (21) day period. Moreover, the Executive shall have seven (7) days following execution to revoke this Agreement in writing to Edward S. Nekritz, Chief Legal Officer and General Counsel of Prologis, and this Agreement shall not take effect until those seven (7) days have ended.

10. Amendment. This Release may not be altered, amended, or modified except in writing signed by both the Executive and Prologis.

11. Joint Participation. The parties hereto participated jointly in the negotiation and preparation of this Release, and each party has had the opportunity to obtain the advice of legal counsel and to review and comment upon this Release. Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party. This Release shall be construed as if the parties jointly prepared this Release, and any uncertainty or ambiguity shall not be interpreted against one party and in favor of the other.

12. Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties and their respective successors, heirs, representatives and permitted assigns. Neither party may assign its respective interests hereunder without the express written consent of the other party, except that Prologis will honor any written instructions about the direction of severance payments included in the Executive’s will or other estate planning documents.

13. Applicable Law. This Release shall be governed by, and construed in accordance with, the laws of the State of Colorado.

14. Execution of Release. This Release may be executed in two counterparts, each of which shall be considered an original, but which when taken together, shall constitute one Release.

PLEASE READ THIS AGREEMENT AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING THOSE UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AND OTHER FEDERAL, STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT.

If the Executive signs this Agreement less than 21 days after he receives it from Prologis, he confirms that he does so voluntarily and without any pressure or coercion from anyone at the Prologis.

IN WITNESS WHEREOF, the Executive and Prologis have voluntarily signed this Agreement and General Release on the date set forth above.

Prologis, Inc.	Executive

By:

Its:
Walter C. Rakowich

Date	Date

SCHEDULE

Agreement Paragraph	Description, $ Amount, Benefit

EXHIBIT B

AGREEMENT AND GENERAL RELEASE

THIS AGREEMENT AND GENERAL RELEASE (this “Agreement” or this “Release”) is made and entered into as of this             day of             ,             , by and between Prologis, Inc. (“Prologis”) and Walter C. Rakowich (the “Executive”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Accelerated Payment. The Executive shall receive the payments and benefits to which he is entitled pursuant to subsection 4(e) of Appendix B of the Employment Agreement, dated January 30, 2011 and effective as of January 1, 2012, between Prologis and the Executive (the “Employment Agreement”) in accordance with the terms and subject to the conditions thereof.

2. General Release. In consideration of the payments to be made by Prologis to the Executive in Paragraph 1 above, the Executive, with full understanding of the contents and legal effect of this Release and having the right and opportunity to consult with his counsel, releases and discharges Prologis, its officers, directors, board members, supervisors, managers, employees, agents, representatives, attorneys, divisions, subsidiaries and affiliates, and all related entities of any kind or nature, and its and their predecessors, successors, heirs, executors, administrators, and assigns (collectively, the “Prologis Released Parties”) from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that he ever had or now has, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy. Without limiting the generality of the foregoing, it being the intention of the parties to make this Release as broad and as general as the law permits, this Release specifically includes any and all subject matters and claims arising from any alleged violation by the Prologis Released Parties under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. § 1981); the Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Colorado Anti-Discrimination Act, and other similar state or local laws; the Americans with Disabilities Act; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act; Executive Order 11246; Executive Order 11141; and any other statutory claim, employment or other contract or implied contract claim or common law claim for wrongful discharge, breach of an implied covenant of good faith and fair dealing, defamation, or invasion of privacy arising out of or involving his employment with Prologis, the termination of his employment with Prologis, or involving any continuing effects of his employment with Prologis or termination of employment with Prologis. The Executive further acknowledges that he is aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging part at the time of execution of the release and discharge. The Executive hereby expressly waives, surrenders and agrees to forego any protection to which he would otherwise be entitled by virtue of the existence of any such statute in any jurisdiction including, but not limited to, the State of Colorado. The foregoing release and discharge under this Paragraph 2 to the contrary notwithstanding, the Executive does not release or discharge any Prologis Released Party respecting (i) the Executive’s rights to indemnification and coverage under applicable directors and officers liability insurance pursuant to Sections 8 and 9, respectively, of Appendix A to Employment Agreement, as well as any rights to reimbursement or recovery of expenses pursuant to Section 7 of Appendix A to the Employment Agreement, (ii) all accrued and vested benefits under all employee pension and welfare benefit plans (within the meaning of sections 3(1) and 3(2)(A) of ERISA) in which the Executive participated immediately prior to the Date of Termination, (iii) such rights and benefits as may not be released pursuant to applicable law, or (iv) any rights to continuing payments, vesting or other consideration under Sections of Appendix B of the Employment Agreement (other than subsection 4(e) thereof).

3. Covenant Not to Sue. The Executive agrees not to bring, file, charge, claim, sue or cause, assist, or permit to be brought, filed, charged or claimed any action, cause of action, or proceeding regarding or in any way related to any of the claims described in Paragraph 2 hereof, and further agrees that his Release is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding. If any government agency or court assumes jurisdiction of any charge, complaint, or cause of action covered by this Release, the Executive will not seek and will not accept any personal equitable or monetary relief in connection with such investigation, civil action, suit or legal proceeding.

4. Severability. If any provision of this Release shall be found by a court to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Release, as the case may require, and this Release shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Release modify the Release so that, once modified, the Release will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

5. Waiver. A waiver by Prologis of a breach of any provision of this Release by the Executive shall not operate or be construed as a waiver or estoppel of any subsequent breach by the Executive. No waiver shall be valid unless in writing and signed by an authorized officer of Prologis.

6. Representation. The Executive hereby agrees that this Release is given knowingly and voluntarily and acknowledges that:

7. this Agreement is written in a manner understood by the Executive;

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(a) this Release refers to and waives any and all rights or claims that he may have arising under the Age Discrimination in Employment Act, as amended;

(b) the Executive has not waived any rights arising after the date of this Agreement;

(c) the Executive has received valuable consideration in exchange for this Release in addition to amounts the Executive is already entitled to receive; and

(d) the Executive has been advised to consult with an attorney prior to executing this Agreement.

8. Consideration and Revocation. The Executive is receiving this Agreement on                     , and Executive shall be given twenty one (21) days from receipt of this Agreement to consider whether to sign the Agreement. The Executive agrees that changes or modifications to this Agreement do not restart or otherwise extend the above twenty-one (21) day period. Moreover, the Executive shall have seven (7) days following execution to revoke this Agreement in writing to Edward S. Nekritz, Chief Legal Officer and General Counsel of Prologis, and this Agreement shall not take effect until those seven (7) days have ended.

9. Amendment. This Release may not be altered, amended, or modified except in writing signed by both the Executive and Prologis.

10. Joint Participation. The parties hereto participated jointly in the negotiation and preparation of this Release, and each party has had the opportunity to obtain the advice of legal counsel and to review and comment upon this Release. Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party. This Release shall be construed as if the parties jointly prepared this Release, and any uncertainty or ambiguity shall not be interpreted against one party and in favor of the other.

11. Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties and their respective successors, heirs, representatives and permitted assigns. Neither party may assign its respective interests hereunder without the express written consent of the other party, except that Prologis will honor any written instructions about the direction of severance payments included in the Executive’s will or other estate planning documents.

12. Applicable Law. This Release shall be governed by, and construed in accordance with, the laws of the State of Colorado.

13. Execution of Release. This Release may be executed in two counterparts, each of which shall be considered an original, but which when taken together, shall constitute one Release.

PLEASE READ THIS AGREEMENT AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING THOSE UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AND OTHER FEDERAL, STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT.

B-3

If the Executive signs this Agreement less than 21 days after he receives it from Prologis, he confirms that he does so voluntarily and without any pressure or coercion from anyone at the Prologis.

IN WITNESS WHEREOF, the Executive and Prologis have voluntarily signed this Agreement and General Release on the date set forth above.

Prologis, Inc.	Executive

By:

Its:
Walter C. Rakowich

Date	Date

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